Exhibit 10.59

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GUARANTY

GUARANTY (as the same may be further amended, supplemented or otherwise modified from time to time, this “Guaranty”), dated as of December 30, 2004, made by GECIS GLOBAL HOLDINGS, a Société à Responsabilité Limtée under the laws of the Grand Duchy of Luxembourg (the “Guarantor”) to GENWORTH FINANCIAL, INC., a Delaware corporation (“Genworth”) and each of the Affiliates of Genworth that becomes a party to an agreement that gives rise to an Obligation, as defined below.

RECITALS

I. Reference is made to (i) the Outsourcing Services Amendment Agreement, as it may be amended, supplemented or otherwise modified from time to time, dated as of December 30, 2004 (the “OSAA”), by and among Gecis International Holdings, acting through its Swiss Branch (“Luxco 2”), and Genworth and (ii) the Amended ARMOAs referred to in the OSAA, as they may be amended, supplemented or otherwise modified from time to time, to be executed by and among Luxco 2 and certain Affiliates of Genworth. Except as otherwise provided herein, capitalized terms that are defined in the SPA or the OSAA and are not defined herein shall have the meanings assigned to such terms therein.

II. In order to induce Genworth and its Affiliates to enter into the OSAA, the Amended ARMOAs and each other agreement between Luxco 2 and Genworth and its Affiliates, Genworth has requested that the Guarantor guarantee the obligations of Luxco 2 under the OSAA, the Amended ARMOAs and such other agreements.

In consideration of the agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor covenants and agrees as follows:

1. Guaranty.

(a) The Guarantor hereby absolutely, irrevocably and unconditionally guarantees the full and prompt performance when due of all present and future obligations of Luxco 2 to Genworth and its Affiliates under the OSAA, each of the Amended ARMOAs and each other agreement between Luxco 2 and Genworth and/or its Affiliates, whether now existing or hereafter arising, created, assumed, incurred or acquired, including, without limitation, the due and punctual performance of all covenants, agreements, obligations and liabilities of Luxco 2 under or pursuant to the OSAA, each Amended ARMOA and each such other agreement (collectively, the “Obligations”).

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(b) Genworth and its Affiliates may, at their option, proceed against the Guarantor, in the first instance to enforce the Obligations without first proceeding against Luxco 2, any other Guarantor or any other Person, and without first resorting to any other rights or remedies, as Genworth or such Affiliates may deem advisable. Notwithstanding the provisions of Section 8 of this Guaranty, Guarantor further agrees to pay any and all reasonable expenses (including, without limitation, fees and expenses of counsel) incurred by Genworth and its Affiliates in enforcing any rights under this Guaranty.

(c) The Guarantor guaranties that the Obligations will be satisfied strictly in accordance with the terms of the applicable agreement, regardless of any law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Genworth or its Affiliates with respect thereto. Nothing herein shall be construed as to limit, negate or otherwise affect the rights of Genworth or its Affiliates under the such agreements. The liability of the Guarantor under this Guaranty shall be absolute and unconditional irrespective of:

(i) any change in or any other amendment or waiver of any term of, or any consent to departure from any requirement of, the applicable agreement;

(ii) any release or amendment or waiver of any term of any other guaranty of, or any consent to departure from any requirement of any other guaranty of, all or any of the Obligations;

(iii) the absence of any attempt or action to enforce any of the Obligations of the Guarantor or any other guarantor or obligor or the absence of the election of any remedy by Genworth or its Affiliates; or

(iv) any waiver, consent, extension, forbearance or granting of any indulgence by Genworth or its Affiliates with respect to any provision of the applicable agreement.

2. Representations and Warranties. The Guarantor hereby represents and warrants that it has full legal power and authority to enter into, execute, deliver and perform the terms of this Guaranty and the transactions contemplated hereby, all of which have been duly authorized by all proper and necessary company action and is in full compliance with its charter documents, and no other company or other action is required.

(a) Binding Agreement. This Guaranty constitutes a valid and legally binding obligation, enforceable in accordance with its terms, (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally) and no offset, counterclaim or defense exists to the full performance by the Guarantor of this Guaranty.

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(b) Required Consents. No consent, authorization or approval of, filing with, notice to, or exemption by, its members, any Governmental Entity or any other Person is required to authorize, or is required in connection with the execution, delivery and performance of this Guaranty and the transactions contemplated hereby, or is required as a condition to the validity or enforceability of this Guaranty, except those that have or will be obtained on the date hereof.

(c) No Conflicting Agreements. The execution, delivery or carrying out of the terms of this Guaranty and the transactions contemplated hereby, will not (i) violate, conflict with, result in a breach of, give rise to any right of termination, cancellation or acceleration under constitute a default under, or result in the creation or imposition of, or obligation to create, any lien upon any of its property or result in a breach of or require the mandatory repayment of or other acceleration of payment under or pursuant to the terms of any such mortgage, indenture, contract or agreement, or (ii) be prohibited by or require any additional approval under (1) the Guarantor’s certificate of incorporation or bylaws, (2) any instrument or agreement to which the Guarantor is a party or by which the Guarantor is bound, which breach or default would interfere with or restrict in any manner the ability of the Guarantor to perform fully its obligations under this Guaranty (or the rights of Genworth or its Affiliates to enforce or obtain performance of the Guaranty), or (3) any law applicable to the Guarantor.

3. Waivers; Amendment.

(a) No failure or delay of Genworth or any of its Affiliates in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of Genworth and its Affiliates hereunder are cumulative and are not exclusive of any rights or remedies provided by law, in the OSAA or in any other agreement or executed and entered into in connection with the transactions contemplated hereby or thereby. The Guarantor hereby waives (i) promptness, diligence, notice of acceptance and any and all other notices with respect to any of the Obligations or this Guaranty, (ii) any requirement that Genworth or its Affiliates exhaust any right or take any action against Luxco 2 or any other Person, (iii) protest or notice of protest with respect to non-performance of all or any of the Obligations, and (iv) all demands whatsoever (and any requirement that same be made on any Person as a condition precedent to the Obligations). No waiver of any provision of this Guaranty or consent to any departure by the Guarantor herefrom shall in any event be effective unless the same shall be permitted by paragraph (e) of this Section 3, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.

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(b) Failure by Genworth or any of its Affiliates at any time or times hereafter to require strict performance by Luxco 2, the Guarantor or any other Person of any of the provisions, warranties, terms or conditions contained in this Guaranty, any of the agreements comprising the Obligations or any other agreement executed and entered into in connection herewith or therewith shall not waive, affect or diminish any right of Genworth or its Affiliates at any time or times hereafter to demand strict performance thereof, and such right shall not be deemed to have been modified or waived by any course of conduct or knowledge of Genworth or any of its Affiliates or their respective agents, officers or employees.

(c) The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of Luxco 2 and of all other circumstances bearing upon the risk of nonperformance of the Obligations or any part thereof. The Guarantor hereby agrees that Genworth and its Affiliates shall have no duty to advise the Guarantor of information known to Genworth or any of such Affiliates regarding such condition or any such circumstance.

(d) The Guarantor consents and agrees that Genworth and its Affiliates shall be under no obligation to provide any assets in favor of the Guarantor or otherwise in connection with obtaining payment or performance of any or all of the Obligations from any Person or source.

(e) Neither this Guaranty nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into by and between Genworth or its applicable Affiliate and the Guarantor.

(f) No waiver by Genworth or its Affiliates of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by Genworth or its Affiliates permitted hereunder shall in any way affect or impair any of the rights of Genworth or its Affiliates or the obligations of the Guarantor under this Guaranty.

4. Notices. All notices, requests, claims, demands and other communications under this Guaranty shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by facsimile with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

(a) if to Genworth or any of its Affiliates:

GENWORTH FINANCIAL, INC.

6620 West Broad Street

Richmond, VA 23230

Attention:     Scott McKay

Facsimile:     (804) 662-7766

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in each case, with a copy to:

GENWORTH FINANCIAL, INC.

6620 West Broad Street

Richmond, VA 23230

Attention:     Ward Bobitz, Esq.

Facsimile:    (804) 662-2414

and:

HUNTON & WILLIAMS LLP

951 East Byrd Street

Richmond, Virginia

Attention:     Randall S. Parks, Esq.

Facsimile:     (804) 788-8218

(b) if to GECIS GLOBAL HOLDINGS

GECIS GLOBAL HOLDINGS or

c/o General Atlantic Service Corporation

3 Pickwick Plaza

Greenwich, CT 06830

Attention:     Matthew Nimetz

Facsimile:     (203) 618-9207

with a copy to:

OAK HILL CAPITAL PARTNERS, L.P.

201 Main Street

Fort Worth, TX 76102

Attention:     Ray Pinson

Facsimile:    (817) 339-7350

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and:

OAK HILL CAPITAL MANAGEMENT, INC.

Park Avenue Tower

65 East 55th Street, 36th Floor

New York, NY 10022

Attention:     John R. Monsky, Esq.

Facsimile:     (212) 758-3572

and:

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

1285 Avenue of the Americas

New York, NY 10019

Attention:     Douglas A. Cifu, Esq.

                      Kenneth M. Schneider, Esq.

Facsimile:     (212) 757-3990

Failure or delay in delivering any notice, demand, request, consent, approval, declaration or other communication to any person designated to receive a copy thereof shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

5. Survival of Agreement; Severability.

(a) All agreements, representations and warranties made by the Guarantor herein shall be considered to have been relied upon by Genworth and its Affiliates and shall continue in full force and effect until this Guaranty shall terminate.

(b) This Guaranty shall remain in full force and effect until the indefeasible satisfaction in full of the Obligations and all other requirements under this Guaranty.

(c) This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against Luxco 2 for liquidation or reorganization, should Luxco 2 become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the respective assets of Luxco 2, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be.

(d) In the event any one or more of the provisions contained in this Guaranty should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the

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validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

6. Counterparts. This Guaranty may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract. Delivery of an executed counterpart of this Guaranty by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Guaranty.

7. Successors and Assigns.

(a) This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that without the prior written consent of Genworth, the Guarantor may not assign or otherwise transfer any of its rights or obligations hereunder (and any such attempted assignment or transfer by the Guarantor shall be null and void).

(b) All references herein to Luxco 2 or the Guarantor shall include their respective successors, including, without limitation, a receiver, trustee or debtor-in-possession of or for Luxco 2 or the Guarantor. The section titles contained in this Guaranty are provided for convenience of reference only, and are, and shall be, without substantive meaning or content of any kind whatsoever and are not a part of this Guaranty.

8. Governing Law, Jurisdiction and Venue. This Guaranty and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the law of the State of New York. Any dispute involving this Guaranty shall be governed by the dispute resolution provisions of the agreement giving rise to the Obligation in question or, in the event of any conflict between the provisions of such agreements, the dispute resolution provisions of the OSAA. Such provisions are hereby incorporated by reference herein and made applicable to the Guarantor and Genworth and its Affiliates, mutatis mutandis.

9. Termination. Upon the termination of all of the agreements giving rise to the Obligations, this Guaranty shall terminate. Genworth and its Affiliates shall, upon the Guarantor’s request and at the Guarantor’s expense, execute and deliver to the Guarantor such documents as the Guarantor shall reasonably request to evidence such termination.

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IN WITNESS WHEREOF the Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.

GECIS GLOBAL HOLDINGS

By:	/s/ Christopher Lanning
Name: Christopher Lanning
Title: Authorized Signatory

ACCEPTED AND AGREED:

GENWORTH FINANCIAL, INC., on behalf of
itself and its Affiliates

By:	/s/ Ward Bobitz
Name:	Ward Bobitz
Title:	Vice President